Exhibit 99.1

FOR IMMEDIATE RELEASE                       CONTACT:  Frank W. Wingate
April 29, 2003                                        President and
                                                      Chief Executive Officer
                                                      (864) 297-6333

               NEW COMMERCE BANCORP REPORTS FOURTH QUARTER RESULTS

GREENVILLE, SC - New Commerce BanCorp (OTC Bulletin Board: NCBS.OB), parent company of New Commerce Bank, reported first quarter 2003 net income of $6,353 compared to net income of $4,506 for the same period in 2002. Earnings per share for the quarter was $0.01 per share compared to earnings per share of one-half cent for the first quarter of 2002.

Assets totaled $62.2 million at March 31, 2003 and represented a $10.8 million increase from March 31, 2002. The loan portfolio increased $12.8 million to $42.1 million from March 31, 2002 and represented 68% of total assets. There were no non-performing loans as of the end of the quarter. Total deposits were $48.1 million at March 31, 2003, a $13.2 million increase from the first quarter of 2002.

New Commerce Bank has two offices serving individual and business clients in the Golden Strip area of Greenville County. The main office is located on East Butler Road at I-385 and the Five Forks office is located on Woodruff Road at Batesville Road in Simpsonville.

Statements in this press release may consist of forward-looking information under the Private Securities Litigation Reform Act of 1995. The accuracy of the forward-looking information is necessarily subject to and involves risks and uncertainties which could cause actual results to differ materially from the forward-looking information. These risks and uncertainties include, but are not limited to, unforeseen general economic conditions such as a downturn in the economy, competitive risks, and other factors set forth from time to time in our filings with the Securities and Exchange Commission. When used in this release, words such as "believes," "estimates," "plans," "expects," "should," "will," "may," "might," "outlook," and "anticipates" are intended to identify forward-looking statements.

                                      #-#-#


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
NEW COMMERCE BANCORP AND SUBSIDIARY
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
(Unaudited)


STATEMENT OF OPERATIONS DATA:
----------------------------
                                                         Three Months Ended
                                                              March 31,
                                               -------------------------------------      Percent
                                                     2003                   2002          Change
                                               -----------------     ---------------    -----------
Net interest income                             $     523              $     462             13%
Provision for loan losses                              44                      9            389%
Non-interest income                                   101                     56             80%
Non-interest expense                                  570                    501             14%
Income before income tax expense                       10                      8
Income tax expense                                      4                      3
Net income                                              6                      5
Basic and diluted earnings per share            $    0.01              $    .005
Weighted average shares outstanding:
   Basic                                        1,000,000              1,000,000
   Diluted                                      1,017,977              1,000,000

BALANCE SHEET DATA:
------------------
                                                         Three Months Ended
                                                              March 31,
                                               -------------------------------------      Percent
                                                     2003                   2002          Change
                                               -----------------     ---------------    -----------
Total assets                                    $  62,245              $  51,375             21%
Total earning assets                               55,647                 45,410             23%
Gross loans                                        42,669                 29,722             44%
Allowance for loan losses                             534                    414             29%
Investment securities                              12,863                 15,688            (18)%
Total deposits                                     48,129                 35,575             35%
Total interest-bearing deposits                    41,037                 30,275             36%
Other borrowings                                    4,950                  6,905            (28)%
Total liabilities                                  53,460                 42,734             25%
Shareholders' equity                                8,785                  8,641              2%
Book value per share                            $    8.79              $    8.64              2%


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SELECTED RATIOS:
---------------
                                                           March 31,
                                               ---------------------------------
                                                    2003              2002
                                               ---------------   ---------------

Net interest margin                                 3.82%             4.18%
Allowance for loan losses as
   a percentage of gross loans                      1.25%             1.39%
Gross loans to deposits                            88.65%            83.40%
Non-performing loans to gross loans                 0.00%             0.00%
Net charge-offs (recoveries) to
   average loans                                    0.01%             0.00%
Capital ratios (Bank only):
   Tier 1 capital (to risk-weighted assets)        13.68%            16.93%
   Total capital (to risk-weighted assets)         14.71%            17.92%
   Leverage ratio (to average assets)              11.90%            14.45%